Exhibit 99.1

 CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2018

SIX MONTHS
- Net revenues increased 16% at actual rates and 3% at constant rates to US$ 298.7 million -
- Operating income increased 19% at actual rates and 9% at constant rates to US$ 66.8 million -
- OIBDA increased 19% at actual rates and 8% at constant rates to US$ 86.3 million -

SECOND QUARTER
- Net revenues increased 9% at actual rates and were steady at constant rates to US$ 159.6 million -
- Operating income increased 6% at actual rates and was steady at constant rates to US$ 45.8 million -
- OIBDA increased 8% at actual rates and was steady at constant rates to US$ 55.7 million -

EXPECTS TO COMPLETE SALE OF CROATIAN ASSETS AT END OF JULY

HAMILTON, BERMUDA, July 24, 2018 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three and six months ended June 30, 2018.

Year-to-date operational and financial highlights:

•	TV advertising revenues increased 16% at actual rates and 3% at constant rates in the first half of 2018.

•	Carriage fees and subscription revenues increased 15% at actual rates and 4% at constant rates.

•	OIBDA increased 19% at actual rates and 8% at constant rates, resulting in OIBDA margin expansion to 29% from 28%.

•	Unlevered free cash flow for the six months ended June 30, 2018 increased 39% to US$ 89.3 million.

•
CME repaid a total of €160 million (approximately US$ 187 million) of debt in the first half of 2018 using proceeds from warrant exercises and cash generated by the business, which together with the improvement in our operations reduced our net leverage ratio to 4.4x at the end of June.

•
Following the repricing of our guarantee fees in April, our 4.1% average cost of borrowing is about 190 basis points lower than the start of the year, and will fall another 50 basis points once our net leverage is less than 4x.

On July 31, 2018, we expect to complete the previously announced sale of our operations in Croatia to Slovenia Broadband S.a r.l., a subsidiary of United Group B.V. ("United Group"). If the sale of our operations in Croatia had closed on June 30, 2018, the repayment of debt with sale proceeds would have reduced our net leverage ratio to 4.1x at the end of the second quarter. We also previously announced on July 10, 2017 that we agreed to sell our operations in Slovenia to the United Group, and that transaction still remains subject to certain closing conditions, including receipt of Slovenian regulatory approval. These businesses are classified as held for sale and presented as discontinued operations for all periods. The discussion of results in this release relates to our continuing operations in the four remaining operating segments.

Michael Del Nin, Co-Chief Executive Officer, commented: "Our financial performance in the second quarter was right in line with our expectations from three months ago. We also continue to expect that growth in profitability will accelerate sharply in the second half of 2018 as our businesses perform strongly across the board, leading to another full year of outstanding results and strong free cash flow generation. Combined with the significant progress that we continue to make on debt reduction, CME has reached the middle of the year in the best financial shape in a decade."

Christoph Mainusch, Co-Chief Executive Officer, added: "The results of the spring season confirm our status as market leaders and CME has long been setting high standards for content development. We have always invested in our core assets, and will continue to strengthen our programming line-up with new formats in addition to local favorites. We expect television will remain a cornerstone of building awareness for existing brands and new product launches, and we will continue to expand our offering with complementary assets to improve the reach we provide for advertisers and diversify our revenues."

In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow, unlevered free cash flow and constant currency percentage movements. Please see “Non-GAAP Financial Measures” below for additional information, including definitions and reconciliations to US GAAP financial measures.

Consolidated results for the three months ended June 30, 2018 and 2017 were:

(US$ 000's, except per share data)	For the Three Months Ended June 30,
(unaudited)	2018	2017	% Actual	% Lfl (1)
Net revenues	$159,555	$146,895	8.6%	0.0%
Operating income	45,842	43,153	6.2%	(1.3)%
Operating margin	28.7%	29.4%	(0.7) p.p.	(0.4) p.p.
OIBDA	55,657	51,656	7.7%	(0.2)%
OIBDA margin	34.9%	35.2%	(0.3) p.p.	(0.1) p.p.
Income from continuing operations	21,325	25,265	(15.6)%	(21.2)%
Income from continuing operations per share - basic	0.05	0.09	(37.3)%	(23.6)%
Income from continuing operations per share - diluted	$0.05	$0.07	(23.3)%	(23.6)%

Consolidated results for the six months ended June 30, 2018 and 2017 were:

(US$ 000's, except per share data)	For the Six Months Ended June 30,
(unaudited)	2018	2017	% Actual	% Lfl (1)
Net revenues	$298,737	$258,627	15.5%	3.0%
Operating income	66,787	56,177	18.9%	9.4%
Operating margin	22.4%	21.7%	0.7 p.p.	1.3 p.p.
OIBDA	86,324	72,748	18.7%	7.8%
OIBDA margin	28.9%	28.1%	0.8 p.p.	1.3 p.p.
Income from continuing operations	27,409	19,283	42.1%	36.8%
Income from continuing operations per share - basic	0.07	0.06	30.8%	45.9%
Income from continuing operations per share - diluted	$0.06	$0.04	43.5%	45.9%
(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its second quarter results on Tuesday, July 24, 2018 at 9 a.m. New York time (2 p.m. London and 3 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1-647-689-5402 ten minutes prior to the start time and reference conference ID 6979049. The conference call will also be audio webcasted via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

A digital audio replay of the webcast will be available for two weeks following the call at www.cme.net.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors” in our Quarterly Report on Form 10-Q for the period ended June 30, 2018 as well as the following: the effect of changes in global and regional economic conditions and the extent, timing and duration of the recovery in our markets; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the extent to which our debt service obligations and covenants may restrict our business; our exposure to additional tax liabilities as well as liabilities resulting from regulatory or legal proceedings initiated against us; our ability to refinance our existing indebtedness; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in our television businesses, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; our ability to consummate the sale of our operations in Croatia and Slovenia; and changes in the political and regulatory environments where we operate and in the application of relevant laws and regulations.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended June 30, 2018. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended June 30, 2018, which was filed with the Securities and Exchange Commission on July 24, 2018.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to the Investors section of our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company continuing to operate leading businesses in four Central and Eastern European markets with an aggregate population of more than 40 million people. CME's continuing operations broadcast 26 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring), the Czech Republic (Nova, Nova 2, Nova Cinema, Nova Sport 1, Nova Sport 2, Nova International, Nova Action and Nova Gold), Romania (PRO TV, PRO 2, PRO X, PRO GOLD, PRO CINEMA, PRO TV International, MTV Romania and PRO TV Chisinau) and the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

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For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except share and per share data)
(unaudited)

	For the Three Months Ended June 30,
	2018	2017
Net revenues	$159,555	$146,895
Operating expenses:
Content costs	66,905	59,698
Other operating costs	12,397	11,881
Depreciation of property, plant and equipment	7,548	6,450
Amortization of broadcast licenses and other intangibles	2,267	2,053
Cost of revenues	89,117	80,082
Selling, general and administrative expenses	24,596	23,660
Operating income	45,842	43,153
Interest expense	(10,441)	(17,428)
Other non-operating (expense) / income, net	(6,936)	6,908
Income before tax	28,465	32,633
Provision for income taxes	(7,140)	(7,368)
Income from continuing operations	21,325	25,265
Income from discontinued operations, net of tax	4,700	2,533
Net income	26,025	27,798
Net loss attributable to noncontrolling interests	16	137
Net income attributable to CME Ltd.	$26,041	$27,935

PER SHARE DATA:
Net income per share:
Continuing operations — basic	$0.05	$0.09
Continuing operations — diluted	0.05	0.07
Discontinued operations — basic	0.02	0.01
Discontinued operations — diluted	0.01	0.00
Net income attributable to CME Ltd. - basic	0.07	0.10
Net income attributable to CME Ltd. - diluted	$0.06	$0.07

Weighted average common shares used in computing per share amounts (000's):
Basic	235,148	155,738
Diluted	258,783	235,952

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except share and per share data)
(unaudited)

	For the Six Months Ended June 30,
	2018	2017
Net revenues	$298,737	$258,627
Operating expenses:
Content costs	136,711	118,343
Other operating costs	25,084	23,136
Depreciation of property, plant and equipment	14,914	12,409
Amortization of broadcast licenses and other intangibles	4,623	4,162
Cost of revenues	181,332	158,050
Selling, general and administrative expenses	50,618	44,400
Operating income	66,787	56,177
Interest expense	(25,453)	(36,421)
Other non-operating (expense) / income, net	(2,888)	9,140
Income before tax	38,446	28,896
Provision for income taxes	(11,037)	(9,613)
Income from continuing operations	27,409	19,283
Income / (loss) from discontinued operations, net of tax	5,688	(2,759)
Net income	33,097	16,524
Net loss attributable to noncontrolling interests	194	346
Net income attributable to CME Ltd.	$33,291	$16,870

PER SHARE DATA:
Net income / (loss) per share:
Continuing operations — basic	$0.07	$0.06
Continuing operations — diluted	0.06	0.04
Discontinued operations — basic	0.02	(0.01)
Discontinued operations — diluted	0.02	0.00
Net income attributable to CME Ltd. - basic	0.09	0.05
Net income attributable to CME Ltd. - diluted	$0.08	$0.04

Weighted average common shares used in computing per share amounts (000's):
Basic	196,807	155,269
Diluted	250,515	230,872

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$40,447	$54,903
Other current assets	252,833	261,715
Assets held for sale	142,623	148,156
Total current assets	435,903	464,774
Property, plant and equipment, net	96,781	103,648
Goodwill and other intangible assets, net	975,669	1,042,764
Other non-current assets	13,939	16,869
Total assets	$1,522,292	$1,628,055

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$114,800	$143,893
Current portion of long-term debt and other financing arrangements	51,015	2,960
Other current liabilities	25,853	9,280
Liabilities held for sale	31,583	32,131
Total current liabilities	223,251	188,264
Long-term debt and other financing arrangements	821,657	1,085,714
Other non-current liabilities	104,097	95,254
Total liabilities	$1,149,005	$1,369,232

Series B Convertible Redeemable Preferred Stock	$269,370	$264,593

EQUITY
Common Stock	$20,170	$11,639
Additional paid-in capital	1,999,610	1,905,779
Accumulated deficit	(1,702,477)	(1,735,768)
Accumulated other comprehensive loss	(213,434)	(187,438)
Total CME Ltd. shareholders' equity / (deficit)	103,869	(5,788)
Noncontrolling interests	48	18
Total equity / (deficit)	103,917	(5,770)
Total liabilities and equity	$1,522,292	$1,628,055

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Six Months Ended June 30,
	2018	2017
Net cash generated from continuing operating activities	$75,636	$56,553
Net cash used in continuing investing activities	(7,819)	(11,865)
Net cash (used in) / provided by continuing financing activities	(91,848)	2,033
Net cash provided by / (used in) discontinued operations	10,012	(5,127)
Impact of exchange rate fluctuations on cash and cash equivalents	(437)	5,787
Net (decrease) / increase in cash and cash equivalents	$(14,456)	$47,381

Supplemental disclosure of cash flow information:
Cash paid for interest (including mandatory cash-pay guarantee fees)	$21,531	$18,191
Cash paid for guarantee fees that may be paid in kind	—	1,411
Cash paid for income taxes, net of refunds	$18,444	$7,034

Supplemental disclosure of non-cash financing activities:
Interest and related guarantee fees paid in kind	$2,934	$14,733
Accretion on Series B Convertible Redeemable Preferred Stock	$4,777	$4,762

Segment Data
We manage our business on a geographical basis, with four reporting segments: Bulgaria, the Czech Republic, Romania and the Slovak Republic. These segments reflect how CME Ltd.’s operating performance is evaluated by our chief operating decision makers, who we have identified as our co-Chief Executive Officers, how operations are managed by segment managers, and the structure of our internal financial reporting.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. From January 1, 2018, stock-based compensation and certain operating costs incurred on behalf of our segments at the corporate level have been allocated to our segments for purposes of evaluating their performance. Prior period information has been recast to conform to the current period presentation. Intersegment revenues and profits have been eliminated in consolidation.
Below are tables showing our net revenues and OIBDA by segment for the three and six months ended June 30, 2018 and 2017:

(US$ 000's)	For the Three Months Ended June 30,
(unaudited)	2018	2017	% Actual	% Lfl (1)
Net revenues
Bulgaria	$23,427	$20,774	12.8%	4.8%
Czech Republic	61,028	53,371	14.3%	2.2%
Romania	49,594	48,570	2.1%	(3.5)%
Slovak Republic	26,770	24,624	8.7%	0.4%
Intersegment revenues	(1,264)	(444)	NM (2)	NM (2)
Total net revenues	$159,555	$146,895	8.6%	0.0%

(US$ 000's)	For the Six Months Ended June 30,
(unaudited)	2018	2017	% Actual	% Lfl (1)
Net revenues
Bulgaria	$42,860	$36,079	18.8%	7.2%
Czech Republic	112,562	92,845	21.2%	4.1%
Romania	95,555	87,514	9.2%	0.6%
Slovak Republic	49,723	42,964	15.7%	4.0%
Intersegment revenues	(1,963)	(775)	NM (2)	NM (2)
Total net revenues	$298,737	$258,627	15.5%	3.0%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

(US$ 000's)	For the Three Months Ended June 30,
(unaudited)	2018	2017	% Act	% Lfl (1)
OIBDA
Bulgaria	$5,622	$2,985	88.3%	79.2%
Czech Republic	28,251	25,377	11.3%	(0.1)%
Romania	24,196	22,071	9.6%	4.0%
Slovak Republic	3,906	7,409	(47.3)%	(51.1)%
Elimination	28	24	NM (2)	NM (2)
Total Operating Segments	62,003	57,866	7.1%	(1.1)%
Corporate	(6,346)	(6,210)	(2.2)%	8.3%
Total OIBDA	$55,657	$51,656	7.7%	(0.2)%

(US$ 000's)	For the Six Months Ended June 30,
(unaudited)	2018	2017	% Act	% Lfl (1)
OIBDA
Bulgaria	$8,603	$4,243	102.8%	87.5%
Czech Republic	43,621	36,124	20.8%	5.2%
Romania	43,089	36,531	18.0%	9.2%
Slovak Republic	5,009	8,157	(38.6)%	(43.4)%
Elimination	40	16	NM (2)	NM (2)
Total Operating Segments	100,362	85,071	18.0%	6.4%
Corporate	(14,038)	(12,323)	(13.9)%	1.7%
Total OIBDA	$86,324	$72,748	18.7%	7.8%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Non-GAAP Financial Measures
In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow and unlevered free cash flow. We believe that each of these metrics is useful to investors for the reasons outlined below. Non-GAAP financial measures may not be comparable to similar measures reported by other companies. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, US GAAP financial measures.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. We believe OIBDA is useful to investors because it provides a meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA and unlevered free cash flow are also used as components in determining management bonuses.
OIBDA includes amortization and impairment of program rights and is calculated as operating income / loss before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our co-Chief Executive Officers when evaluating our performance. From January 1, 2018, stock-based compensation and certain operating costs incurred on behalf of our segments at the corporate level have been allocated to our segments for purposes of evaluating their performance. Prior period information has been recast to conform to the current period presentation. Our key performance measure of the efficiency of our consolidated operations and our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues.
Following a repricing of our Guarantee Fees in March 2017 and April 2018, the proportion of interest and related Guarantee Fees on our outstanding indebtedness that must be paid in cash has increased. In addition to this obligation to pay more Guarantee Fees in cash, we expect to use cash generated by the business to pay certain Guarantee Fees that are payable in kind. These cash payments are all reflected in free cash flow; accordingly we believe unlevered free cash flow, defined as free cash flow before cash payments for interest and Guarantee Fees, best illustrates the cash generated by our operations when comparing periods. We define free cash flow as net cash generated from continuing operating activities less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excluding the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our co-Chief Executive Officers when evaluating performance.
For additional information regarding our business segments, see Item 1, Note 19, "Segment Data" in our Form 10-Q.
While our reporting currency is the dollar, our consolidated revenues and costs are divided across a range of European currencies and CME Ltd.’s function currency is the Euro. Given the significant movement of the currencies in the markets in which we operate against the dollar, we believe that it is useful to provide percentage movements based on actual percentage movements (“% Act”), which includes the effect of foreign exchange, as well as like-for-like percentage movements (“% Lfl”). The like-for-like percentage movement references reflect the impact of applying the current period average exchange rates to the prior period revenues and costs. Since the difference between like-for-like and actual percentage movements is solely the impact of movements in foreign exchange rates, our discussion in this release includes constant currency percentage movements in order to highlight those factors influencing operational performance. The incremental impact of foreign exchange rates is presented in the tables accompanying such analysis.

(US$ 000's)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited)	2018	2017	2018	2017
Operating income	$45,842	$43,153	$66,787	$56,177
Depreciation of property, plant and equipment	7,548	6,450	14,914	12,409
Amortization of intangible assets	2,267	2,053	4,623	4,162
Total OIBDA	$55,657	$51,656	$86,324	$72,748

(US$ 000's)	For the Six Months Ended June 30,
(unaudited)	2018	2017
Net cash generated from continuing operating activities	$75,636	$56,553
Capital expenditures, net of proceeds from disposals	(7,819)	(11,865)
Free cash flow	67,817	44,688
Cash paid for interest (including mandatory cash-pay guarantee fees)	21,531	18,191
Cash paid for guarantee fees that may be paid in kind	—	1,411
Unlevered free cash flow from continuing operating activities	$89,348	$64,290